EXHIBIT 10(ii).14
                                SECURITIES ACQUISITION AGREEMENT

                                              among

                              INTERNATIONAL TECHNOLOGY CORPORATION


                                               and

                                          METPATH, INC.


                                     Dated as of May 2, 1994







                                       TABLE OF CONTENTS
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
Recitals . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .1
Section 1.             Definitions . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .1
Section 2.             Securities Acquisition and Closing. . . . . . . . . . . . . . . . . . . .4
               (a)     Issuance of Shares and Warrants . . . . . . . . . . . . . . . . . . . . .4
               (b)     Consideration . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .4
               (c)     Expenses. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .4
               (d)     Closing . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .4
Section 3.             Representation and Warranties by ITX. . . . . . . . . . . . . . . . . . .4
               (a)     Corporate Organization and Authority. . . . . . . . . . . . . . . . . . .5
               (b)     Corporate Proceedings; Validity; Enforceability . . . . . . . . . . . . .5
               (c)     No Violation. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .5
               (d)     Approvals . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .5
               (e)     Capitalization of ITX . . . . . . . . . . . . . . . . . . . . . . . . . .5
               (f)     Finders; Brokers. . . . . . . . . . . . . . . . . . . . . . . . . . . . .6
Section 4.             Representations by METPATH. . . . . . . . . . . . . . . . . . . . . . . .6
               (a)     Corporate Existence and Power . . . . . . . . . . . . . . . . . . . . . .6
               (b)     Corporate Proceedings; Validity; Enforceability . . . . . . . . . . . . .6
               (c)     Approvals . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .7
               (d)     Finders; Brokers. . . . . . . . . . . . . . . . . . . . . . . . . . . . .7
               (e)     Stock Acquired for Investment Purposes. . . . . . . . . . . . . . . . . .7
               (f)     No Violation. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .7
               (g)     METPATH Accounts Receivable . . . . . . . . . . . . . . . . . . . . . . .7
Section 5.             Conditions. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .8
               (a)     Obligations of ITX. . . . . . . . . . . . . . . . . . . . . . . . . . . .8
                       (1)    Consideration. . . . . . . . . . . . . . . . . . . . . . . . . . .8
                       (2)    Representations and Warranties True at
                              Closing. . . . . . . . . . . . . . . . . . . . . . . . . . . . . .8
                       (3)    Performance. . . . . . . . . . . . . . . . . . . . . . . . . . . .8
                       (4)    Compliance Certificates. . . . . . . . . . . . . . . . . . . . . .8
                       (5)    Consents . . . . . . . . . . . . . . . . . . . . . . . . . . . . .8
                       (6)    Legal Matters. . . . . . . . . . . . . . . . . . . . . . . . . . .8
                       (7)    Shareholders' Agreement. . . . . . . . . . . . . . . . . . . . . .8
                       (8)    Opinion of Counsel . . . . . . . . . . . . . . . . . . . . . . . .8
                       (9)    Actions Simultaneous with Closing. . . . . . . . . . . . . . . . .9
                       (10)   Action or Proceeding . . . . . . . . . . . . . . . . . . . . . . .9
               (b)     Obligations of METPATH. . . . . . . . . . . . . . . . . . . . . . . . . .9
                       (1)    Issuance and Listing of Stock. . . . . . . . . . . . . . . . . . .9
                       (2)    Representations and Warranties True at
                              Closing. . . . . . . . . . . . . . . . . . . . . . . . . . . . . .9
                       (3)    Performance. . . . . . . . . . . . . . . . . . . . . . . . . . . 10
                       (4)    Compliance Certificates. . . . . . . . . . . . . . . . . . . . . 10
                       (5)    Consents . . . . . . . . . . . . . . . . . . . . . . . . . . . . 10
                       (6)    Legal Matters. . . . . . . . . . . . . . . . . . . . . . . . . . 10
                       (7)    Actions Simultaneous With Closing. . . . . . . . . . . . . . . . 10
                       (8)    Shareholders' Agreement. . . . . . . . . . . . . . . . . . . . . 10
                       (9)    Opinion of Counsel . . . . . . . . . . . . . . . . . . . . . . . 10
                       (10)   Action or Proceeding . . . . . . . . . . . . . . . . . . . . . . 11

Section 6.             Securities Law Compliance on Transfer.. . . . . . . . . . . . . . . . . 11
               (a)     Required Legends. . . . . . . . . . . . . . . . . . . . . . . . . . . . 12
               (b)     Binding Effect. . . . . . . . . . . . . . . . . . . . . . . . . . . . . 12
Section 7.             Restrictions on Transfer and Exercise . . . . . . . . . . . . . . . . . 12
               (a)     Restrictions on Certain Actions by METPATH. . . . . . . . . . . . . . . 12
               (b)     Voting. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 13
               (c)     Certain Permitted Actions . . . . . . . . . . . . . . . . . . . . . . . 14
               (d)     Exempted Transactions . . . . . . . . . . . . . . . . . . . . . . . . . 14
               (e)     Right of First Refusal. . . . . . . . . . . . . . . . . . . . . . . . . 16
               (f)     Effects . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 17

Section 8.             Registration Rights . . . . . . . . . . . . . . . . . . . . . . . . . . 17
               (a)     Requests for Registration . . . . . . . . . . . . . . . . . . . . . . . 17
               (b)     ITX Registration. . . . . . . . . . . . . . . . . . . . . . . . . . . . 18
               (c)     Obligation of METPATH . . . . . . . . . . . . . . . . . . . . . . . . . 18
               (d)     Obligations of ITX. . . . . . . . . . . . . . . . . . . . . . . . . . . 18
               (e)     Conditions to the Obligations of ITX. . . . . . . . . . . . . . . . . . 21
               (f)     Expenses of Registration. . . . . . . . . . . . . . . . . . . . . . . . 21
               (g)     Underwriting Requirements . . . . . . . . . . . . . . . . . . . . . . . 22

Section 9.                    Indemnification. . . . . . . . . . . . . . . . . . . . . . . . . 22
               (a)     Indemnification by ITX. . . . . . . . . . . . . . . . . . . . . . . . . 22
               (b)     Indemnification by Holders of Registrable
                       Securities. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 22
               (c)     Conduct of Indemnification Proceedings. . . . . . . . . . . . . . . . . 23
               (d)     Contribution. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 24
               (e)     Survival of Indemnification Obligation. . . . . . . . . . . . . . . . . 24

Section 10.            Rule 144. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 24

Section 11.            Notices . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 24

Section 12.            Indemnification and Limitation of Liability;
                       Remedies. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 25

Section 13.            Representations, Warranties and Covenants to
                       Survive Closing . . . . . . . . . . . . . . . . . . . . . . . . . . . . 25

Section 14.            Further Assurances. . . . . . . . . . . . . . . . . . . . . . . . . . . 25

Section 15.            Governing Law . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 25

Section 16.            Non-assignability . . . . . . . . . . . . . . . . . . . . . . . . . . . 25

Section 17.            Captions; Exhibits. . . . . . . . . . . . . . . . . . . . . . . . . . . 25

Section 18.            Entire Agreement. . . . . . . . . . . . . . . . . . . . . . . . . . . . 26

Exhibit A                            . . . . . . . . . . . . . . . . . . . . . .Following Page 27
SECURITIES ACQUISITION AGREEMENT
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               AGREEMENT dated as of May 2, 1994, among International
Technology Corporation, a Delaware corporation ("ITX")  and
MetPath, Inc., a Delaware corporation ("MetPath").

                                            Recitals

               WHEREAS, MetPath, through its Enseco division, is engaged in the United States in the business of providing environmental testing services involving quantitative and qualitative analysis of chemicals and other pollutants and directly related services (all the foregoing, being referred to in this Agreement as the "Analytical Services Business");

               WHEREAS, ITX, through the IT Analytical Services division of its subsidiary IT Corporation, a California corporation ("IT"), is engaged in the United States in the Analytical Services
Business;

               WHEREAS, in connection with the formation of a joint venture, MetPath and ITX each desire to transfer their respective entire Analytical Services Businesses to a newly-formed Delaware corporation, "NEWCO") pursuant to the transactions contemplated by the Asset Transfer Agreement dated as of May 2, 1994, among NEWCO, MetPath, ITX and IT Corporation (the "Asset Transfer Agreements") and certain related agreements;

               WHEREAS, in connection with the transactions contemplated in this Agreement and the Asset Transfer Agreements, ITX proposes to issue to MetPath, and MetPath proposes to acquire from ITX, 333,000 shares of the common stock, $1.00 par value of ITX (as further hereinafter defined, the "Common Stock") and Warrants entitling MetPath to purchase 2,000,000 shares of the Common Stock;

               NOW, THEREFORE, in consideration of the premises and the mutual promises contained herein, the parties hereby agree as follows:

               1. Definitions. The following terms, when used in this Agreement (including the Recitals) shall have the meanings set forth below (and the singular shall include the plural and vice-versa unless the context otherwise requires):

                       "Affiliate", with respect to any entity, shall mean a corporation or other business entity or a trust, in whatever country organized, which, directly or indirectly, controls, is controlled by or is under common control with such entity, where such control is exercised through majority ownership of outstanding stock including, without limitation, the ultimate parent of such entity.

                       "Asset Transfer Agreement" shall have the meaning
               set forth in the third recital to this Agreement.
                       "Closing" shall have the meaning set forth in Sec-
               tion 2(e).

                       "Closing Date" shall have the meaning set forth in
               Section 2(e).

                       "Common Stock" shall mean the common stock of ITX,
               $1.00 par value, together with the rights associated with each share thereof pursuant to the Rights Agreement and any securities issued as a dividend or distribution or as part of a stock split with respect to the Common Stock. Common Stock also includes any other securities, property or cash issuable upon exercise of the Warrant upon the happening of certain events, as provided for therein.

                       "Control" or "controls" shall mean "control" as
               defined in Rule 405 of the Securities Act, Section 15 of the Securities Act or Section 20 of the Exchange Act.

                       "Demand Request" shall have the meaning set forth in
               Section 8(a).

                       "Exchange Act" shall mean the Securities Exchange
               Act of 1934, 15 USC sec. 78a et seq., as amended, or any federal statute or code that is a successor to it.

                       "Encumbrance" shall mean any pledge, lien, charge,
               encumbrance, security interest, equity, assessment or adverse claim of any kind whatsoever.

                       "Governmental Authority" shall mean any Federal,
               state, local or other governmental or administrative authority or agency.

                       "Group" shall mean "group" as such term is used in
               Section 13(d)(3) of the Exchange Act.

                       "Holder" shall mean permitted and registered
               transferees of the MetPath Shares.

                       "HSR Act" shall mean the Hart-Scott-Rodino Antitrust
               Improvements Act of 1976.

                       "IT Assets" shall mean the Assets of IT's Analytical
               Services Business as defined in the Asset Transfer
               Agreement.

                       "MetPath Accounts Receivable" shall mean accounts
               receivable in the approximate amount of Three Million Three Hundred Twenty Thousand dollars ($3,320,000) identified by MetPath to ITX in writing at the Closing.

                       "MetPath Assets" shall mean the Assets of MetPath's
               Analytical Services Business as defined in the Asset Transfer Agreement.
                       "MetPath Shares" shall mean the 333,000 shares of
               Common Stock issuable to MetPath hereunder and the 2,000,000 shares of Common Stock purchasable by MetPath upon exercise of the Warrant.

                       "Person" shall mean a "person" as such term is used
               in Section 13(d)(3) of the Exchange Act and Section 2(2) of the Securities Act.

                       "Piggy-Back Request" shall have the meaning
               established in Section 8(b) hereof.

                       "Proxies", "solicitation",  "participant", and
               "election contest" shall have the meanings established in Regulation 14A under the Exchange Act.

                       "Qualifying Offer" shall mean (i) any tender offer
               or exchange offer commenced by ITX for any ITX Voting Securities; and (ii) any acquisition transaction involving any ITX Voting Securities proposed by a person or entity other than ITX which is approved by, or not opposed by, the Board of Directors of ITX.

                       "Register," "registered," and "registration" shall
               mean a registration effected by preparing and filing a registration statement, and any pre-effective and post-effective amendments filed or required to be filed, in compliance with the Securities Act, and the declaration or ordering of effectiveness of such registration statement.

                       "Registrable Securities" shall mean the Common Stock
               issued pursuant to this Agreement and any Common Stock issuable or previously issued on the exercise of the Warrant and any Common Stock issued as a dividend or other distribution with respect to, or in exchange for or in replacement of, the Common Stock; provided, however, Registrable Securities does not include the Warrant, which is not registrable.

                       "Registration Period" shall mean with respect to all
               or any portion of the MetPath Shares the period of time after the issuance of such securities after which the Holder is entitled to sell the securities pursuant to Rule 144(k) under the Securities Act, provided, that the Registration Period for any remaining portion of the MetPath Shares shall expire not later than June 15, 2002.

                       "Rights Agreement" or "Rights Plan" shall mean the
               Rights Agreement dated December 14, 1989 among ITX and Bank of America, NT & SA, as Rights Agent, and the Rights Plan embodied in the Certificate of Designations of Series A Junior Participating Cumulative Preferred Stock of ITX, dated December 19, 1989, and all documents incident thereto, as at any time any of them may be amended.

                       "SEC" shall mean the Securities Exchange Commission.

                       "Securities Act" shall mean the Securities Act of
               1933, 15 USC sec. 77a et seq., as amended, or any federal statute or code that is a successor to it.

                       "Sell" (or "Sale"), for purpose of Section 7 hereof,
               shall have the meaning established in Section 7(c) hereof.

                       "Shareholders' Agreement" shall mean the
               Shareholders' Agreement among MetPath, ITX, and IT to be entered into as of the Closing Date..

                       "Stockholders" shall mean each and every person who
               holds or owns, directly or indirectly, any shares any shares of the capital stock of ITX.

                       "Subsidiary", with respect to any entity, shall mean
               a corporation of which such entity owns, directly or indirectly, securities having more than 50% of the voting power of such corporation.

                       "Voting Securities" shall include Common Stock or
               any ITX securities convertible into, exchangeable for or exercisable for Common Stock.

                       "Warrant" shall mean the warrant to purchase
               2,000,000 shares of Common Stock as provided for in the Warrant of even date issued by ITX in favor of MetPath substantially in the form of Exhibit A annexed hereto and incorporated hereinand includes any Warrants into which the Warrant may be divided or for which it may be exchanged pursuant to the terms of the Warrant, or otherwise.

               2. Securities Acquisition and Closing. Subject to the terms and conditions of this Agreement:

                       (a) Issuance of Shares and Warrant. In connection with the Closing of the Asset Transfer Agreement, ITX agrees to issue to MetPath (i) Three Hundred Thirty Three Thousand (333,000) shares of the Common Stock and (ii) one (1) Warrant entitling MetPath to purchase Two Million (2,000,000) shares of the Common Stock.

                       (b) Consideration. Upon the terms and subject to the conditions set forth in this Agreement, at the Closing, as consideration for the Common Stock to be issued to it, MetPath shall assign or otherwise transfer to ITX the MetPath Accounts Receivable

                       (c) Expenses. MetPath, ITX and IT shall each pay their respective expenses incurred in connection with the negotiation, execution and performance of this Agreement, except that any stamp and other taxes incident to the issuance hereunder of the shares of Common Stock shall be paid by ITX.

                       (d) Closing. The closing of the transactions contemplated by this Agreement (the "Closing") shall take place at the offices of ENSECO, One DTC, 5251 DTC Parkway, Suite 415, Englewood, Colorado, or such other place as may be mutually agreed upon, at nine A.M. on June 15, 1994.

               3. Representations and Warranties by ITX. ITX represents and warrants to MetPath that:

                       (a) Corporate Organization and Authority. ITX (i) is a corporation duly organized, validly existing and in good standing under the laws of Delaware; (ii) has the full corporate power and authority to conduct its business as presently constituted and either directly or through its Subsidiaries to own and lease its properties and the properties necessary to so conduct its business,
               (iii) is qualified and in good standing as a foreign corporation under the laws of all jurisdictions where the failure so to qualify would have a material adverse effect on its business; and (iv) has full corporate power and authority to execute and deliver this Agreement and the other agreements and instruments executed or to be executed and delivered by it in connection herewith and to consummate the transactions contemplated hereby and thereby.

                       (b)    Corporate Proceedings; Validity;
               Enforceability. All corporate acts and other proceedings required to be taken by or on the part of ITX to authorize it to carry out this Agreement and the other agreements and instruments-executed or to be executed and delivered by it in connection herewith and the transactions contemplated hereby and thereby have been duly and properly taken or shall be duly and properly taken prior to the Closing Date. This Agreement has been duly executed and delivered by ITX and constitutes, and each such other agreement and instrument constitutes, or when duly executed and delivered, shall constitute, the legal, valid and binding obligation of ITX, enforceable in accordance with its terms, subject as to enforcement of remedies, to bankruptcy, insolvency, reorganization and other laws of general applicability relating to or affecting enforcement of creditors' rights and to general principles of equity.

                       (c)    No Violation.  Subject to the provisions of
               Section 5(c) hereof, the execution and delivery by ITX of this Agreement and the other agreements and instruments executed or to be executed and delivered by it in connection herewith and its consummation of the trans-actions contemplated hereby and thereby shall not (i) violate any provision of law, (ii) violate the provisions of any order, judgment or decree of any court or other Governmental Authority applicable to ITX or its property or business or violate the Certificate of Incorporation or By-laws of ITX or (iii) result in a breach of or constitute a default (or an event that with the giving of notice or lapse of time or both would become a default) under, or result in the creation of an Encumbrance on any of its Assets pursuant to, any indenture, mortgage, lease, agreement or other instrument to which ITX is a party or by which it is bound.

                       (d)    Approvals.  Subject to the provisions of
               Section 5(c) hereof, no approval, consent, waiver or other order or action of or filing or registration with any court or other Governmental Authority is required for the execution and delivery by ITX of this Agreement and the other agreements and instruments executed or to be executed and delivered by ITX in connection herewith and the consummation by ITX of the transactions contemplated hereby and thereby, except as required under the HSR Act, and except as otherwise described in Schedule 4 to the Disclosure Statement referred to in the Asset Transfer Agreement.

                       (e) Capitalization of ITX. The capital stock of ITX consists of:

               (i) 35,201,052 (as of March 31, 1994) shares of Common Stock, par value $1.00 per share, together with the rights associated with those shares pursuant to the Rights Plan;

               (ii)  the 9 3/8% Senior Notes Due 1996, $50,000,000 of
               which are presently outstanding ($25,000,000 of said Notes having been redeemed in September 1993, out of an initial issue of $75,000,000); and

               (iii) 2,400,000 Depositary Shares, each representing 1/100th of a share of 7% Cumulative Convertible
               Exchangeable Preferred Stock; and

               ITX has no other authorized or outstanding voting or equity securities or interests. All the issued and outstanding shares of capital stock of ITX have been, and all shares of capital stock of ITX to be issued pursuant to the transactions contemplated by this Agreement, when so issued, shall be, legally and validly issued and fully paid and nonassessable. Except pursuant to the transactions contemplated by or related to this Agreement or as related to the agreements concerning its capital stock referenced above, ITX has no outstanding obligations, understandings or commitments regarding the issuance of any additional shares of capital stock, voting or equity securities or interests or other securities, or any options, rights, warrants or securities exercisable for or convertible into such shares, securities or interests (except for shares of Common Stock issuable pursuant to employee stock incentive plans entered into in the ordinary course of business). There are no preemptive rights in respect of the capital stock of ITX. There are no outstanding obligations, understandings or commitments of ITX to repurchase, redeem or otherwise acquire any outstanding shares of its capital stock or restricting its ability to issue the shares of capital stock to be issued hereunder.

                       (f) Finders; Brokers. ITX is not a party to any understanding with, or in any way obligated to, any finder or broker for any commissions, fees or expenses in connection with the origination, negotiation, execution or performance of this Agreement. ITX has, however, retained the services of Smith Barney Shearson, Inc., for whose fees and expenses in connection with these transactions, ITX will be solely responsible.

               4.      Representations by MetPath.   MetPath represents and
warrants to ITX that:

                       (a) Corporate Existence and Power. MetPath (i) is a corporation duly organized, validly existing and in good standing under the laws of Delaware; and (ii) has full corporate power and authority to execute and deliver this Agreement and the other agreements and instruments executed or to be executed and delivered by it in connection herewith and to consummate the transactions contemplated hereby and thereby.

                       (b)    Corporate Proceedings; Validity;
               Enforceability. All corporate acts and other proceedings required to be taken by or on the part of MetPath to authorize it to carry out this Agreement and the other agreements and instruments-executed or to be executed and delivered by it in connection herewith and the transactions contemplated hereby and thereby have been duly and properly taken or shall be duly and properly taken prior to the Closing Date. This Agreement has been duly executed and delivered by MetPath and constitutes, and each such other agreement and instrument constitutes, or when duly executed and delivered, shall constitute, the legal, valid and binding obligation of MetPath, enforceable in accordance with its terms, subject as to enforcement of remedies, to bankruptcy, insolvency, reorganization and other laws of general applicability relating to or affecting enforcement of creditors' rights and to general principles of equity.

                       (c)    Approvals.  Subject to the provisions of
               Section 5(c) hereof, no approval, consent, waiver or other order or action of or filing or registration with any court or other Governmental Authority is required for the execution and delivery by MetPath of this Agreement and the other agreements and instruments to be executed and delivered by MetPath pursuant hereto and the consummation by MetPath of the transactions contemplated hereby and thereby, except as required under the HSR Act, and except as otherwise described in Schedule 4 to the Asset Transfer Agreement.

                       (d) Finders; Brokers. MetPath is not a party to any understanding with any finder or broker which would subject ITX to liability for any commissions, fees or expenses in connection with the origination, negotiation, execution or performance of this Agreement. MetPath has, however, retained the services of Lazard Freres, for whose fees and expenses in connection with these transactions MetPath will be solely responsible.

                       (e) Securities Acquired for Investment Purposes. MetPath is acquiring the MetPath Shares and the Warrant to be issued to it pursuant to this Agreement for investment purposes only and not with a present view towards the sale or distribution of such shares.

                       (f)    No Violation.  Subject to the provisions of
               Section 5(c) hereof, the execution and delivery by MetPath of this Agreement and the other agreements and instruments executed or to be executed and delivered by it in connection herewith and its consummation of the transactions contemplated hereby and thereby shall not
               (i) violate any provision of law, (ii) violate the provisions of any order, judgment or decree of any court or other Governmental Authority applicable to MetPath or its property or business or violate the Articles of Association of MetPath or (iii) result in a breach of or constitute a default (or an event that with the giving of notice or lapse of time or both would become a default) under any indenture, mortgage, lease, agreement or other instrument to which MetPath is a party or by which it is bound.

                       (g) MetPath Accounts Receivable. All accounts receivable included in the MetPath Accounts Receivable
               (i) will represent bona fide indebtedness incurred by the applicable account debtors, (ii) will have arisen in the ordinary course of MetPath's Analytical Services Business and (iii) will be collectible in the ordinary course of MetPath's Analytical Services Business.


5.             Conditions.

                       (a) Obligations of ITX. The obligations of ITX to close and to issue the 333,000 shares of Common Stock and the Warrant to be issued hereunder shall be subject to the following:

                              (1)  Consideration.  ITX shall have received
                       from MetPath the consideration required to be delivered in accordance with Section 2(b).

                              (2)  Representations and Warranties True at
                       Closing. The representations and warranties made by MetPath in this Agreement and in any certificate or document delivered pursuant to the provisions hereof shall be true in all material respects at and as of the Closing Date as though such representations and warranties were made at and as of such time.

                              (3)  Performance.  MetPath shall have
                       performed and complied in all material respects with all agreements and conditions required by this Agreement to be performed or complied with by it prior to or at the Closing Date.

                              (4)  Compliance Certificates.  MetPath shall
                       have delivered to ITX a certificate, dated the Closing Date and signed by an appropriate officer, certifying that the conditions specified in clauses
                       (2) and (3) of this Section 5(a) have been satisfied.

                              (5) Consents. All consents and approvals of third parties required to be received by or on the part of ITX, MetPath for the consummation of the transactions contemplated by this Agreement (other than any such consent or approval which is designated in Section 5(c) hereof, an Exhibit to this Agreement or to the Disclosure Statement referred to in the Asset Transfer Agreements as not being required to be received on or prior to the Closing Date) shall have been obtained and any waiting period under the HSR Act shall have expired.

                              (6)  Legal Matters.  All legal matters
                       incident to the consummation of the transactions contemplated hereby shall be satisfactory to counsel for ITX.

                              (7)  Shareholders' Agreement.  The parties
                       thereto shall have entered into the Shareholders' Agreement and the Shareholders' Agreement shall be in full force and effect.

                              (8)  Opinion of Counsel.  ITX shall have
                       received a written opinion of counsel for MetPath dated the Closing Date and addressed to ITX, to the effect that MetPath is a corporation duly organized and validly existing, in good standing, under the laws of Delaware, and has the corporate power and authority to execute, deliver and carry out the terms and provisions of this Agreement; and that this Agreement has been duly executed and delivered by MetPath and is the legal, valid and binding obligation of MetPath enforceable in accordance with its terms, subject, as to the enforcement of remedies, to bankruptcy, insolvency, reorganization and other laws of general applicability relating to or affecting enforcement of creditors' rights and to general principles of equity.

                              (9)  Actions Simultaneous with Closing.  The
                       transfers contemplated by the Asset Transfer
                       Agreements shall have been made simultaneously herewith and the other agreements and instruments executed or to be executed and delivered by it in connection herewith and to consummate the transactions contemplated hereby and thereby have been executed and delivered by MetPath and no default exists under any of them.

                              (10)  Action or Proceeding.  No suit, action
                       or proceeding, or governmental investigation or inquiry against or concerning, directly or indirectly, MetPath, ITC, Newco, any Affiliate of any of them, or any of the properties of any of them, shall have been instituted or threatened, nor shall any basis therefor have arisen that might result in any order or judgment of any court or other Governmental Authority which in the opinion of ITX is of such significance or materiality and of such a nature as to render it inadvisable for ITX to consummate the transactions contemplated by this Agreement.

                              (11)   Fairness Opinion.  ITX and IT shall
                       have received a "fairness opinion," in form and substance satisfactory to them, dated as of the date of this Agreement, from Smith Barney Shearson, Inc. with respect to the transactions contemplated by this Agreement.

                       (b) Obligations of MetPath. The obligations of MetPath to close and to acquire the shares of Common Stock and the Warrant to be issued hereunder shall be subject to the following:

                              (1) Issuance and Listing of Stock. ITX shall have issued (i) certificates evidencing an aggre-gate of Three Hundred Thirty Three Thousand
                       (333,000) shares of the Common Stock and (ii) one
                       (1) Warrant entitling MetPath to purchase Two
                       Million (2,000,000) shares of the Common Stock, and the MetPath Shares shall be listed (subject to notice of issuance) upon the New York Stock
                       Exchange and the Pacific Stock Exchange. Such certificates may bear appropriate legends evidencing the restrictions on transfer resulting from the private transactions contemplated by this Agreement, all as provided in Section 7 of this Agreement.

                              (2)  Representations and Warranties True at
                       Closing. The representations and warranties made by ITX in this Agreement and in any certificate or document delivered pursuant to the provisions hereof shall be true in all material respects at and as of the Closing Date as though such representations and warranties were made at and as of such time.

                              (3)  Performance.  ITX shall have performed
                       and complied in all material respects with all agreements and conditions required by this Agreement to be performed or complied with by it prior to or at the Closing Date.

                              (4) Compliance Certificates. ITX shall have delivered to MetPath a certificate, dated the Closing Date and signed by the President or any Vice President of ITX, certifying that the conditions specified in clauses (2) and (3) of this
                       Section 5(b) have been satisfied.

                              (5) Consents. All consents and approvals of third parties required to be received by or on the part of ITX, MetPath for the consummation of the transactions contemplated by this Agreement (other than any such consent or approval which is designated in Section 5(c) hereof, an Exhibit to this Agreement or to the Disclosure Statement referred to in the Asset Transfer Agreements as not being required to be received on or prior to the Closing Date) shall have been obtained and any waiting period under the HSR Act shall have expired.

                              (6)  Legal Matters.  All legal matters
                       incident to the consummation of the transactions contemplated hereby shall be satisfactory to counsel for MetPath.

                              (7) Actions Simultaneous With Closing. ITX, IT and MetPath shall each have performed all of their obligations under the Asset Transfer Agreement, all the other conditions to the obligations of ITX set forth in the Asset Transfer Agreement shall have been satisfied, and the transfers contemplated by the Asset Transfer Agree-ment shall have been made simultaneously herewith, each of the foregoing to the satisfaction of MetPath.

                              (8)  Shareholders' Agreement.  The parties
                       thereto shall have entered into the Shareholders' Agreement, and the Shareholders' Agreement shall be in full force and effect.

                              (9)  Opinion of Counsel.  MetPath shall have
                       received a written opinion of counsel for ITX, dated the Closing Date and addressed to MetPath, to the effect that (a) ITX has been duly organized and is validly existing and in good standing under the laws of the State of Delaware and has the corporate power to execute, deliver and carry out the terms and provisions of this Agreement; (b) this Agreement has been executed and delivered by ITX and is the legal, valid and binding obligation of ITX enforceable in accordance with its terms, subject as to enforcement of remedies, to bankruptcy, insolvency, reorganization and other laws of general applicability relating to or affecting enforcement of creditors' rights and to general principles of equity; (c) the authorized capital stock of ITX is as represented in Section 3(e) of this Agreement, (d) the 333,000 shares of Common Stock to be issued to MetPath hereunder, and the Warrant have been duly authorized for issue;
                       (e) upon the issuance of the 333,000 shares of Common Stock to be issued hereunder and the exercise of the Warrant the shares of Common Stock issuable upon the exercise thereof, such shares (i) will be validly issued, fully paid and nonassessable, (ii) title thereto will have been duly transferred to MetPath; and (f) there are no restrictions which would constitute an Encumbrance upon such shares.

                              (10)  Action or Proceeding.  No suit, action
                       or proceeding, or governmental investigation or inquiry against or concerning, directly or indirectly, MetPath, ITC, Newco, any Affiliate of any of them, or any of the properties of any of them, shall have been instituted or threatened, nor shall any basis therefor have arisen that might result in any order or judgment of any court or other Governmental Authority which in the opinion of MetPath is of such significance or materiality and of such a nature as to render it inadvisable for MetPath to consummate the transactions contemplated by this Agreement.

                       (c)    MetPath and ITX acknowledge that:

                              (1) Neither MetPath nor IT believe that the
                       regulations under the Exon-Florio Amendments, 31 CFR Part 800 ("Exon-Florio"), are applicable to any of the transactions contemplated by the parties and have consequently have not filed and do not intend to file a notice pursuant to Exon-Florio;

                              (2) IT has been and is required to file
                       certifications pursuant to the Foreign Ownership, Control and Influence ("FOCI") regulations of the US Departments of Defense and Energy, 48 CFR 904.70 and 48 CFR 952.204-73; to-date, IT has been determined not to be subject to foreign ownership, control, or influence; because of the nature of the FOCI process, it is unlikely that either the DOD or DOE will determine the FOCI compliance status of MetPath or NEWCO or of ITX (after giving effect to the transactions contemplated by this Agreement) before the Closing and, therefore, such consents have not been obtained and are not conditions precedent to closing;

                       6.     Securities Law Compliance on Transfer.

                       (a) Required Legends. The Warrant may not be exercised and neither the Warrant nor any of the MetPath Shares may be sold, assigned, pledged or in any other manner transferred or disposed of, in whole or in part, except in compliance with applicable United States federal and state securities or Blue Sky laws, the terms and conditions hereof and the terms and conditions of the Warrant. The Warrant and each certificate for the MetPath Shares shall bear a legend in substantially the same form as the legend set forth below and on the first page of the Warrant, unless the Holder shall deliver to ITX an opinion of counsel reasonably satisfactory to ITX that the Warrant represented thereby need no longer be subject to the restriction contained herein. Each certificate for the MetPath Shares (or subsequently issued in substitution or exchange for such shares), unless either
               (i) at the time of sale or exercise, as the case may be, such shares are registered under the Securities Act of 1933, as amended (the "Securities Act"), or (ii) the Holder shall deliver to ITX an opinion of counsel reasonably satisfactory to ITX that the Shares represented thereby need no longer be subject to the restriction contained herein, shall bear a legend substantially in the following form (modified as appropriate):

                       [THESE SECURITIES] [THIS WARRANT AND THE SECURITIES
               ISSUABLE UPON EXERCISE HEREOF] HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1993, AS AMENDED (THE "SECURITIES ACT") NOR HAVE ANY OF THEM BEEN REGISTERED OR QUALIFIED UNDER THE SECURITIES OR BLUE SKY LAWS OF ANY STATE. [NEITHER THIS WARRANT NOR THE SECURITIES ISSUABLE UPON EXERCISE HEREOF] [THESE SECURITIES] MAY [NOT] BE
               SOLD, ASSIGNED, PLEDGED, HYPOTHECATED OR OTHERWISE TRANSFERRED, OR OFFERED FOR SALE, ASSIGNMENT, PLEDGE, HYPOTHECATION, OR TRANSFER EXCEPT IN COMPLIANCE WITH THE PROVISIONS OF THE SECURITIES ACT AND THE APPLICABLE RULES AND REGULATIONS THEREUNDER AND APPLICABLE STATE
               SECURITIES OR BLUE SKY LAWS.

                       TRANSFER OF [THIS WARRANT AND THE SECURITIES
               ISSUABLE UPON EXERCISE HEREOF] [THESE SECURITIES] MAY BE SUBJECT TO THE SECURITIES ACQUISITION AGREEMENT DATED AS OF MAY 1, 1994, COPIES OF WHICH ARE AVAILABLE FROM ITX AT 23456 HAWTHORNE BOULEVARD, TORRANCE, CALIFORNIA 90505.

                       (b) Binding Effect. The provisions of this Section 6 shall be binding upon all subsequent holders of certificates for the MetPath Shares bearing the above legend and all subsequent holders of the Warrant, if any.


               7.      Restrictions on Transfer and Exercise.

                       (a) Restrictions on Certain Actions by MetPath. MetPath agrees that from the Closing Date through the earlier of May 2, 1999 and the date MetPath or its assignee disposes of all the Common Stock purchased under this Agreement and acquired under the Warrant (the "Expiration Date"), MetPath will not, nor will it permit any of its Affiliates, from and after the date that such person becomes an Affiliate unless in any such case it receives the prior written permission of ITX, to:
                              (1) acquire, announce an intention to acquire,
                       offer or propose to acquire, solicit an offer to sell or agree to acquire by purchase, by gift, by joining a partnership, limited partnership, syndicate or other group or otherwise, any (i) assets, businesses or properties of ITX, or any entity known to MetPath to be a Subsidiary or Affiliate of ITX, other than in the ordinary course of business or (ii) shares of Common Stock or any Voting Securities;

                              (2) participate in the formation or encourage
                       the formation of, or join or in any way act in concert with, any Person which owns or seeks to acquire beneficial ownership of ITX Voting
                       Securities;

                              (3) solicit, or participate in any
                       "solicitation" of "proxies" or become a
                       "participant" in any "election contest" with respect to ITX;

                              (4) initiate, propose or otherwise solicit
                       stockholders for the approval of one or more stockholder proposals with respect to ITX or induce any other person to initiate any stockholder proposal;

                              (5) seek to place more than one representative
                       on the Board of Directors of ITX, seek the removal of any member of the Board of Directors of ITX or seek to have called any meeting of the stockholders of ITX;

                              (6) deposit any ITX Voting Securities in a
                       voting trust or, subject them to a voting agreement or other agreement or arrangement with respect to the voting of such ITX Voting Securities; or

                              (7) otherwise act, alone or in concert with
                       others, to seek to control the management, Board of Directors, policies or affairs of ITX or solicit, propose, seek to effect or negotiate with any other person (including, without limitation, ITX) with respect to any form of business combination or other extraordinary transaction with ITX or any entity known to MetPath to be a Subsidiary or Affiliate of ITX, or any restructuring, recapitalization, similar transaction or other transaction not in the ordinary course of business with respect to ITX or any entity known to MetPath to be a Subsidiary or Affiliate of ITX, solicit, make or propose or negotiate with any other person with respect to, or announce an intent to make, any tender offer or exchange offer for any securities of ITX or any entity known to MetPath to be a Subsidiary or Affiliate of ITX, or publicly disclose an intent, purpose, plan or proposal with respect to ITX, any entity known to MetPath to be a Subsidiary or Affiliate of ITX or any securities or assets of ITX or any entity known to MetPath to be a Subsidiary or Affiliate of ITX, that would violate the provisions of this Section 7(a), or assist, participate in, facilitate or solicit any effort or attempt by any person to do or seek to do any of the foregoing;

                       (b) Voting. In connection with all matters subject to the vote of security holders of ITX during the period from and after the date hereof through May 2, 1999, inclusive, MetPath shall, and shall direct its Affiliates to, vote all ITX Voting Securities owned by them (a) in accordance with the recommendation of ITX's Board of Directors with respect to such matter, or (b) in the absence of a recommendation, in the same proportion as the votes cast by all other holders of ITX Voting
               Securities with respect to such matter; provided that MetPath shall retain the right to vote, in its discretion, all ITX Voting Securities owned by MetPath, with respect to matters respecting which a class vote, if any, is provided pursuant to law or pursuant to ITX's charter or by-laws. By voting as directed by ITX, MetPath shall not be deemed to have waived any rights that it may have to enforce its rights under the Securities Acquisition Agreement or the Delaware General Corporation Law to challenge the actions taken. Nothing in this Section 7(b) shall prohibit MetPath from voting consistently with its own social, economic and corporate ethics policies generally.

                       (c) Certain Permitted Actions. Notwithstanding the limitations and restrictions set forth elsewhere in this
               Agreement:

                              (1)  MetPath and its Affiliates (provided it
                       is not in default under this Agreement) shall have the right to exercise the Warrant and acquire Common Stock issuable upon exercise thereof and shall have the right to acquire any ITX securities distributed as a dividend, because of an adjustment resulting from the operation of anti-dilution provisions, or otherwise in respect of the Warrant and to exercise any rights, options or other securities (including the acquisition of any additional ITX securities) distributable with respect to any securities received from ITX.

                              (2)  In addition to any ITX securities
                       acquired pursuant to its exercise of the Warrant, MetPath shall have the right to acquire Voting Securities which, when added to the securities acquired on exercise of the Warrant and considering for this purpose all convertible, exchangeable or exercisable Voting Securities as if they had been converted into, exchanged for or exercised for Common Stock, would constitute not more than six percent (6%) of the number of shares of Common Stock reported by ITX to be outstanding in ITX's most recently available filing with the Securities and Exchange Commission (the "SEC") or other public announcement.

                              (3) As a holder of Common Stock and the
                       Warrant, MetPath and its Affiliates may exercise Rights under the Rights Agreement and may acquire the securities issuable upon exercise of those Rights.

                       (d) Exempted Transactions. During the term of this Agreement, neither MetPath nor any of its Affiliates will sell, assign, transfer, grant an option with respect to or otherwise dispose of any interest in (or enter into an agreement, arrangement or understanding with respect to the foregoing) (individually and collectively, "Sell") the Warrant or any Voting Securities, except for the following dispositions:

                              (1) MetPath and its Affiliates, may Sell, to
                       any single person or Group, Voting Securities in privately negotiated transactions, which in the aggregate (assuming the exercise, conversion or exchange of all such Voting Securities other than Common Stock) would represent a number of shares of Common Stock constituting not more than 1% (or 5% in the event that the purchaser is an institutional investor such as a mutual fund, bank, insurance company or pension fund whose identity ITX has approved in advance, an "Institutional Investor") of the then outstanding shares of Common Stock; provided, however, that neither MetPath nor its Affiliates shall Sell any Voting Securities to a person in a transaction described in this Section 7(d)(1) which is otherwise so permitted (except in the case of sales to Institutional Investors) if MetPath knows that such acquiror would hold Voting Securities representing, in the aggregate (assuming exercise, conversion or exchange of such Voting Securities other than Common Stock), 5% of the then outstanding shares of Common Stock following such sale or other transfer and MetPath shall make all reasonable inquiries of such acquiror with respect to its ownership of Voting Securities before each Sale of any ITX Voting Securities; and

                              (2) MetPath and its Affiliates may Sell Voting
                       Securities (i) pursuant to a transaction approved in writing by ITX; (ii) pursuant to a Qualifying Offer; (iii) in a transfer made by MetPath to any Affiliate of MetPath which agrees in writing to be bound by the provisions of this Agreement (provided that the transferor of such Voting Securities shall continue to remain bound by the terms of this Agreement); (iv) pursuant to a bona fide pledge of Voting Securities by MetPath or its Affiliates as security for bona fide indebtedness to a brokerage firm or financial institution not affiliated with MetPath or any of its Affiliates for money borrowed or pursuant to such pledge by such pledgee and such pledgee and each purchaser from such pledgee agree in writing to be bound by the provisions of this Agreement; (v) in a registered public offering pursuant to Section 8 hereof; (vi) in "brokers' transactions" (as such term is defined in Rule
                       144(g) of the Securities Act, which definition shall apply for all purposes of this Agreement) or transactions directly with a "market maker" (as such term is defined in Section 3(a)(38) of the Exchange Act), subject in all cases to the volume limitations provided in Rule 144(e)(1) of the Securities Act; (vii) as a result of a merger, consolidation, share exchange or liquidation of MetPath in which MetPath is not the survivor, provided that the surviving or successor entity and each entity that controls the surviving or successor entity agrees in writing with ITX to be bound by the provisions of this Agreement.

                              (3) Provided, however, that the Warrant shall not be transferrable except by operation of law or in a transfer made by MetPath to any Affiliate of MetPath which agrees in writing to be bound by the provisions of this Agreement or to an Institutional Investor pursuant to Section 7(d)(1) above
                       (provided that the transferor of such Warrant shall continue to remain bound by the terms of this Agreement), anything in this Agreement to the contrary not withstanding.

                       (e) Right of First Refusal. In the event that after the Closing Date and on or before May 2, 1999, MetPath desires to sell all or part of its holding of ITX Voting Securities in a permitted public offering or in any other transaction other than one permitted under clauses (i), (ii), (iii), or (vii) of section 7(d)(2), ITX shall first be given the opportunity to purchase (or cause a nominee designated by ITX to purchase) all or any portion of such Voting Securities in the following manner:

                              (1) MetPath shall deliver a written notice to ITX of such intention, identifying (if known) the proposed purchaser and the proposed price of the Voting Securities, and setting forth the other terms and conditions of such offer or proposed sale.

                              (2) ITX shall have the right for 15 days from the receipt of such written notice, exercisable by written notice, to elect to purchase (or to designate a nominee to purchase) all or any portion of such Voting Securities for cash at a price equal to the greater of (x) the closing sales price of securities on the date in which MetPath delivered such notice to ITX (in the case of a registered public offering) or the proposed purchase price (in the case of any other proposed sale) or (y) the closing sales price of such securities on the date when ITX elects (or designates a nominee) to purchase such shares (the closing sales price being the closing sales price on the New York Stock Exchange Composite Transaction List or if the securities are not listed on the New York Stock Exchange, the closing sale price on the principal securities exchange in which they are traded or, in the event that the securities are not traded on a national securities exchange, on the closing sales price on the NASDAQ National Market System or, if the securities are not so listed, at the mean bid the closing bid and asked price).

                              (3)  If ITX does not exercise its right to
                       elect to purchase within 15 days from the receipt of MetPath's notice, MetPath shall be free to sell or agree to sell the Voting Securities specified in its notice to the Persons at a price not to be less than the lesser of the proposed purchase price and the closing sales price on the date that MetPath enters into a definitive sale agreement (such closing sales price to be determined as provided in clause (2) above); provided, that all such sales shall comply with the terms of Section 7(d) hereof. If MetPath shall not so sell all of such Voting Securities within 120 days of the expiration of the time period during which ITX had the right to elect to purchase such Voting Securities, the provisions of this Agreement, including this Section 7(e) shall thereafter apply to the Voting Securities not so sold.

                              (4)  In the event of a sale of securities to
                       MetPath in accordance with this Agreement to a person other than an Affiliate of MetPath, except for sales permitted by this Agreement only if the purchaser agrees to be bound by the provisions of this Agreement, the securities sold shall be free from any restrictions in this Agreement as of the date of such sale, and ITX shall cause any legend relating to the restrictions in this Agreement on the certificates representing the securities to be removed.

                              (5)  If ITX exercises its right to purchase
                       under this Section 7(e), the closing therefor shall occur within 15 days after receipt by MetPath of the notice of exercise, at a time, place and date specified by ITX. At the closing, ITX shall deliver to MetPath cash or immediately available funds in an amount equal to the purchase price determined under clause (3), and MetPath shall deliver to ITX certificates representing the Voting Securities, duly endorsed for transfer, together with all necessary stock transfer stamps.

                       (f)    Effects.

                              (1)  If MetPath or any Affiliate of MetPath
                       acquires any ITX Voting Securities in violation of this Agreement, it will immediately dispose of such ITX Voting Securities to persons which are not Affiliates of MetPath in a manner permitted by
                       Section 7(d).

                              (2)  Notwithstanding anything in this
                       Agreement to the contrary, in the event any of the Warrant, the Voting Securities or the MetPath Shares shall be transferred in violation of the provisions of this Section 7, ITX and its transfer agent shall not be obligated to register on the books and records of ITX or recognize any transferee or subsequent holder receiving said securities in a transaction in violation of this
                       Section 7 as entitled to any of the rights or privileges of holders of the securities of ITX (including without limitation the rights to vote such securities, if any, and receive dividends).

                              (3) The inadvertent violation of this Section 7 by an Affiliate of MetPath involving no more than 1% of the ITX Voting Shares then outstanding shall not constitute a violation of this Section 7.

               8.      Registration Rights

                       (a) Requests for Registration. ITX agrees that, commencing on the date hereof, upon receipt of a written request therefor from MetPath (the "Demand Request"), ITX shall, with reasonable promptness, file a registration statement on a form to be selected by ITX to register under the Securities Act for sale to the public all Registerable Securities specified in the Demand Request and thereafter shall file such amendment or amendments to such registration statement as shall be necessary to cause the same to become effective (a "Demand Registration"), ITX shall be obligated to effect one (1) registration pursuant to this Section 8(a), except that all of ITX's obligations under this Section shall expire on the expiration of the Registration Period with respect to the Registrable Securities proposed to be sold, and ITX shall not be required to register an offering of less than two hundred fifty thousand (250,000) (subject to adjustment in the event of any reverse stock split or similar transaction) shares of ITX Common Stock; provided however, that, MetPath shall have the right to withdraw not more than one Demand Request (and such request shall be deemed not to have been made) if, on or prior to the date the registration statement shall become effective, MetPath so requests and the market price of the Registrable Securities shall have declined by at least
               10% from the date of the Demand Request to the date that the Demand Request is withdrawn.

                       (b) ITX Registration. If any time ITX determines or is requested or receives a demand from any person other than MetPath to register any of its securities in respect of an underwritten public offering under the Securities Act, on a form that would also permit the registration of any of the Registrable Securities held by MetPath, ITX shall, each such time, promptly give MetPath written notice of its intent to effect a registration and, subject to Section 8(e) below, will include in such registration all Voting Securities owned by MetPath with respect to which ITX has received a written request from MetPath specifying the amount of such Voting Securities
               (a "Piggyback Request") to be included therein within 15 days after the receipt by MetPath of the notice from ITX.

                       (c) Obligation of MetPath. Any Demand Request or Piggyback Request (collectively, a "Request") shall express MetPath's present intent to offer the amount of Registrable Securities to be included in the registration statement (the "Securities") for distribution and contain an undertaking to provide all such information and materials and to take all such actions as may be required in order to permit ITX to comply with all applicable requirements of the SEC and to obtain acceleration of the effective date of the registration statement.

                       (d) Obligations of ITX. As to any registration statement referred to in Sections 8(a) and 8(b) ITX shall:

                              (1) furnish to MetPath and the underwriters, if any, copies of all documents referred to in Section d(9) below at least five business days prior to the day they are proposed to be filed, which documents will be subject to the reasonable review of the MetPath and its underwriters, and in the case of any Demand Request ITX will not file any registration statement or any amendment or supplement thereto or any prospectus (including in each case such documents as are incorporated by reference) to which MetPath and its underwriters, if any, shall reasonably object;

                              (2)  use its best reasonable efforts to have
                       such registration statement declared effective as promptly as reasonably practicable, and shall promptly notify MetPath, and such other persons as MetPath designates, if any, and confirm such advice in writing (i) when such registration statement becomes effective, (ii) when any post-effective amendment to such registration statement becomes effective, (iii) of any request by the SEC for any amendment or supplement to such registration statement or any prospectus relating thereto or for additional information and (iv ) of the happening of any event which makes any statement made in the registration statement, the prospectus, any amendment or supplement thereto, or any document incorporated therein by reference untrue or which requires the making of any changes in the registration statement, the prospectus or any document incorporated therein by reference in order to make the statements therein not misleading;

                              (3)  upon the occurrence of any event
                       contemplated by paragraph d(2)(iv) below, prepare a supplement or post-effective amendment to the registration statement or the related prospectus or any document incorporated therein by reference or file any other required document so that, as thereafter delivered to the purchasers of the Registrable Securities, the prospectus will not contain any untrue statement of a material fact or omit to state any material fact necessary to make the statements therein not misleading;

                              (4)  use its best efforts to obtain the
                       withdrawal at the earliest possible time of any order suspending or preventing the use of any prospectus or suspending the effectiveness of the registration statement or any amendment or supplement thereto or suspending the qualification of any Common Stock included in such registration statement for sale in any jurisdiction;

                              (5) enter into such agreements (including any underwriting agreements) and take all such other actions as MetPath may reasonably require in order to expedite or facilitate the disposition of such Registrable Securities and in such connection, whether or not an underwriting agreement is entered into and whether or not the registration is an underwritten registration (i) make such representations and warranties to holders of such Registrable Securities and the underwriters, if any, in form, substance and scope as are customarily made by issuers comparable to ITX to underwriters in primary underwritten offerings;
                       (ii) obtain opinions of counsel to ITX and updates thereof (which counsel and opinions (in form, scope and substance) shall be reasonably satisfactory to the managing underwriters, if any, and addressed to each selling holder and the underwriters, if any, covering the matters customarily covered in opinions requested in underwritten offerings and such other matters as may be reasonably requested by such holders and underwriters); (iii) obtain
                       "cold comfort" letters and updates thereof from ITX's independent certified public accountants addressed to the selling holders of Registrable Securities and the underwriters, if any, such letters to be in customary form and covering such matters of the type customarily covered in "cold comfort" letters and as MetPath and underwriters, if any, shall reasonably require; and (iv) deliver such documents and certificates as may be requested by MetPath and the managing underwriters, if any, to evidence compliance with clause (i) above and with any customary conditions contained in the underwriting agreement or other agreement entered into by MetPath, provided that if an underwriting agreement is entered into, the same shall set forth in full the indemnification provisions and procedures of Section 9 hereof with respect to all parties to be indemnified pursuant to said Section.

                              (6) otherwise use its best efforts to comply with all applicable rules and regulations of the SEC, and make generally available to its security holders earnings statements satisfying the provisions of Section 11(a) of the Securities Act and Rule 158 thereunder, as soon as practicable but in any event no later than 45 days after the end of any 12-month period (or 90 days, if such period is a fiscal year) (1) commencing at the end of any fiscal quarter in which Registrable Securities are sold to underwriters in a firm or best efforts Underwritten Offering, or (2) if not sold to underwriters in such an offering, beginning with the first month of ITX's first fiscal quarter commencing after the effective date of the Registration Statement, which statements shall cover said 12-month periods;

                              (7)  make available for inspection by any
                       underwriters participating in any planned disposition of Securities and any attorney, accountant or other agent retained by MetPath or underwriters, all financial and other records reasonably necessary to permit such persons to demonstrate that they have conducted a "reasonable investigation," as that term is used in Section 11 of the Securities Act, of matters described in the registration statement, and cause the appropriate ITX officers to supply all such information reasonably requested by MetPath, the underwriters or their agents in connection therewith;

                              (8)  use its best efforts to qualify, not
                       later than the effective date of such registration statement, the Securities under such "blue sky" or other state securities laws as MetPath may reasonably request; provided, however, that neither ITX nor IT shall be obligated to qualify as a foreign corporation or as a dealer in securities or to execute or file any general consent to service of process under the laws of any such jurisdiction where such company is not so subject.

                              (9) furnish to MetPath such number of copies of the registration statement, each amendment thereto, the prospectus included in each such registration statement and each amendment thereto, each amendment or supplement to any prospectus and such other documents as MetPath may reasonably request in order to facilitate the disposition of the Securities;

                              (10) for a period of at least 120 days in the case of an underwritten offering or 270 days in the case of a shelf registration from the effective date of such registration statement, use all reasonable efforts to keep such registration statement in effect and current and from time to time to amend or supplement such registration statement or the prospectus relating thereto to the extent necessary to permit the completion within said period, in compliance with the Securities Act, of the sale or distribution of the Securities. If at any time the SEC should institute or threaten to institute any proceedings for the purpose of issuing a stop order suspending the effectiveness of any such registration statement, ITX will promptly notify MetPath and will use all reasonable efforts to prevent the issuance of any such stop order or to obtain the withdrawal thereof as soon as possible. ITX promptly will advise MetPath of any order or communication of any public board or body addressed to ITX suspending or threatening to suspend the qualification of any of the Securities for sale in any jurisdiction; and

                              (11)  as to each registration statement
                       referred to in Sections 8(a) and 8(b), insofar as the methods of distribution proposed to be used are not reflected in the last prospectus filed by ITX as part of the registration statement or pursuant to Rule 424 under the Securities Act, MetPath will provide ITX with a description of the method or methods of distribution of Securities from time to time contemplated by MetPath and ITX shall file any and all amendments and supplements necessary to include such description in the registration statement.

                       (e) Conditions to the Obligations of ITX. ITX shall be entitled to postpone, for up to 60 days, the filing of any registration statement otherwise required to be prepared and filed by it pursuant hereto if, at the time it receives a Request, ITX would be required to prepare any financial statements other than those it customarily prepares or ITX determines in its reasonable business judgment that such registration and offering would interfere with any material financing, acquisition, corporate reorganization or other material corporate transaction or development involving ITX and promptly gives MetPath written notice of such determination; provided that in any such event, ITX shall use all reasonable efforts to minimize the length of the postponement. If ITX shall so postpone the filing of a registration statement, MetPath shall have the right to withdraw the Request by giving written notice to ITX within 30 days after the receipt of the notice of postponement and, in the event of such withdrawal, the Request which was withdrawn shall not be deemed to have been made. All Securities to be included in a registration shall, at the request of ITX, at or prior to the closing, convert or arrange for the conversion or exercise of any such Securities into Common Stock of the same class as is being registered by ITX or other Holders. Anything in this Agreement to the contrary notwithstanding, ITX shall have no obligation to arrange for any registration of Registrable Securities for any Person other than MetPath and/or one assignee of MetPath, who shall have acquired such rights in a transaction permitted pursuant to Section 7 of this Agreement and agreed in writing to be bound by this Agreement, all registration rights provided in this Agreement being personal to and not assignable by MetPath, except as stated immediately above; provided, however, an Institutional Investor shall not be required to agree in writing to be bound by the terms of Section 7 of this Agreement to obtain registration of Registrable Securities.

                       (f) Expenses of Registration. All expenses (other than fees and disbursements of counsel for MetPath and underwriting or brokerage commissions) incurred in connection with all registrations pursuant to Sections
               8(a) and 8(b) hereof and the "blue sky" qualifications related thereto pursuant to Section 8(d)(3), including without limitation all registration and qualification fees, printers' and accounting fees, and fees and disbursements of counsel for ITX, shall be borne by ITX; provided, that if MetPath withdraws a Demand Request pursuant to Section 8(a) hereof, MetPath and ITX shall share equally all expenses otherwise payable by ITX under this Section 8(f).

                       (g) Underwriting Requirements. ITX shall have the right to select the underwriter or underwriters for all offerings under Section 8 of this Agreement provided that such underwriter is reasonably satisfactory to MetPath.
               In connection with any offering pursuant to a Piggyback Request, ITX shall not be required to register any Voting Securities held by MetPath unless MetPath accepts the terms of the underwriting required and then only in such quantity as will not, in the written opinion of the underwriters, exceed the maximum amount of Securities that can be marketed at a price reasonably related to the then current market price for such Securities, or to the proposed offering price if no market price then exists for the Securities, or otherwise materially and adversely affect such offering.

               9. Indemnification. In connection with any claim, demand, action or proceeding arising out of any registration pursuant to Section 8 of this Agreement only:

                       (a) Indemnification by ITX . ITX agrees to indemnify and hold harmless, to the full extent permitted by law, each holder of Registrable Securities, against all losses, claims, damages, liabilities and expenses (including reasonable attorney's fees and disbursements) caused by (i) any violation of law by ITX in connection with or any breach by ITX of its undertakings under
               Section 8 or 9 of this Agreement or (ii) any untrue or alleged untrue statement of a material fact contained in any registration statement or any amendment or supplement thereto, prospectus, preliminary prospectus or amendment or supplement thereto, or any omission or alleged omission of a material fact required to be stated therein or necessary to make the statements therein not misleading, except insofar as the same are caused by or contained in any information furnished in writing to ITX by such holder expressly for use therein or by such holder's failure to deliver a copy of the registration statement or prospectus or any amendment or supplement thereto after ITX has furnished such holder with a sufficient number of copies of the same. ITX will also indemnify underwriters, selling brokers, dealer-managers and similar securities industry professionals participating in the distribution, their officers and directors and each Person who controls such persons to the same extent as provided above with respect to the indemnification of the holders of Registrable Securities, if requested.

                       (b) Indemnification by Holders of Registrable Securities. In connection with the registration, each holder of Registrable Securities will furnish to ITX in writing such information and affidavits as ITX reasonably requests in connection with any registration statement or prospectus and agrees to indemnify and hold harmless, to the full extent permitted by law, ITX, its directors and officers and each Person who controls ITX against any losses, claims, damages, liabilities and expenses (including reasonable attorney's fees and disbursements) resulting from any untrue statement of a material fact contained in the registration statement, prospectus, preliminary prospectus, amendment or supplement thereto, or any omission of a material fact required to be stated in the registration statement or prospectus or preliminary prospectus necessary to make the statements therein not misleading, to the extent, but only the extent, that such untrue statement or omission is contained in any information or affidavit so furnished in writing by such holder to ITX specifically for inclusion in such registration statement, prospectus, preliminary prospectus, amendment or supplement thereto. ITX shall be entitled to receive indemnities from underwriters, selling brokers, dealer-managers and similar securities industry professionals participating in the distribution, to the same extent as provided above with respect to information so furnished in writing by such Person specifically for the inclusion in any prospectus or registration statement.

                       (c) Conduct of Indemnification Proceedings. Any Person entitled to indemnification hereunder will (i) give prompt notice to the indemnifying party of any claim with respect to which it seeks indemnification and (ii) permit such indemnifying party to assume the defense of such claims with counsel reasonably satisfactory to the indemnified party, provided, however, that any Person entitled to indemnification hereunder shall have the right to employ separate counsel and to participate in the defense of such claims, but the fees and expense of such counsel shall be at the expense of such person unless (a) the indemnifying party has agreed to pay such fees or expenses, or (b) the indemnifying party shall have failed to assume the defense of such claim and employ counsel reasonably satisfactory to such Person, or
               (c) in the reasonable judgment of any such person, based upon advice of its counsel, a conflict of interest may exist between such person and the indemnifying party with respect to such claims (in which case, if the person notifies the indemnifying party in writing that such person elects to employ separate counsel at the expense of the indemnifying party, the indemnifying party shall not have the right to assume the defense of such claim on behalf of such person). If such defense is not assumed by the indemnifying party, the indemnifying party will not be subject to any liability for any settlement made by the indemnified party without its consent (but such consent will not be unreasonably withheld). No indemnifying party will be required to consent to entry of any judgment or enter into any settlement which does not include as an unconditional term thereof the giving by the claimant or plaintiff to the indemnified party of a release from all liability in respect to such claim or litigation. An indemnifying party who is not entitled to, or elects not to, assume the defense of a claim will not be obligated to pay the fees and expenses of more than one counsel for all parties indemnified by such indemnifying party with respect to such claim, unless in the reasonable judgment of any indemnified party a conflict of interest may exist between such indemnified party and any other of such indemnified parties with respect to such claim, in which event the indemnifying party shall be obligated to pay the fees and expenses of one such additional counsel . In all events the indemnifying party shall be obligated to pay only the reasonable fees and charges of counsel for the indemnified party for each party as to which a conflict exists.

                       (d)    Contribution.  If for any reason the
               indemnification provided for in Sections 9(a) and (b) is unavailable to an indemnified party or insufficient to hold it harmless as contemplated by Sections 9(a) and
               (b), then the indemnifying party shall contribute to the amount paid or payable by the indemnified party as a result of such loss, claim, damage or liability in such proportion as is appropriate to reflect the relative fault of the indemnified party and the indemnifying party, as well as any other relevant equitable considerations.

                       (e) Survival of Indemnification Obligation. The indemnifications provided for under this Agreement will remain in full force and effect regardless of any investigation made by or on behalf of the indemnified party or the controlling Person of each indemnified party and will survive the transfer of the Registrable Securities.

               10. Rule 144. In addition to its other obligations hereunder, ITX shall file the reports required to be filed by it under the Securities Act and the Exchange Act and the rules and regulations adopted by the SEC thereunder (or, if ITX is not required to file such reports, it will, upon the request of any holder of Registrable Securities made after the Closing Date, make publicly available other information so long as necessary to permit sales pursuant to Rule 144 under the Securities Act), and it will take such further action as any holder of the Registrable
Securities may reasonably request, all to the extent required from time to time to enable such holder to sell ITX Common Stock without registration under the Securities Act within the limitation of the exemptions provided by (a) Rule 144 under the Securities Act, as such Rule may be amended from time to time, or (b) any similar rule or regulation hereafter adopted by the SEC. Upon the request of any holder of Registrable Securities, ITX will deliver to such holder a written statement as to whether it has complied with such information and requirements.

               11. Notices. All notices and communications hereunder given by any party to any other party shall be in writing
(including by telex, confirmed in writing) and shall be deemed to have been duly given when received if delivered in person or by mail, first-class, postage and certified mail prepaid, and when sent, if sent by telex, answerback received, addressed to the respective parties hereto as follows:

               If to ITX:            International Technology Corporation
                                     23456 Hawthorne Blvd.
                                     Torrance, CA  90505
                                     Attention: General Counsel


               If to MetPath:        MetPath, Inc.
                                     One Malcolm Avenue
                                     Teterboro, New Jersey  07608-1070
                                     Attention:  General Counsel

or to such other address as to either party as such party shall designate by written notice to the other party hereto.

               12.     Indemnification and Limitation of Liability;
Remedies.

                       (a) Except with respect to those matters falling with the scope of Section 9 or 12(b) hereof, or constituting a violation of Sections 7 or 8 thereof, each party shall be entitled to indemnification from the other for violations of this Agreement to the extent and according to the provisions of the Asset Transfer
               Agreement and the amount of any deductibles with respect to such indemnity obligations and any limitations of liability provided therein shall be cumulated and aggregated with all claims under this Agreement.

                       (b) MetPath agrees that money damages would not be a sufficient remedy for a breach of Section 7 or 8 of this Agreement and that ITX shall be entitled to equitable relief, including injunction and specific performance, in the event of any breach of said provisions of this Agreement, in addition to all other remedies available to ITX at law or in equity. MetPath also agrees to defend, indemnify and hold harmless ITX, its directors, officers, employees and agents from and against all claims, demands, damages, judgments, fines, penalties and causes of action whatsoever arising out of or related to the breach or other failure to comply with terms of Section 7 or 8 of this Agreement by itself and/or Affiliates and assignees.

               13. Representations, Warranties and Covenants to Survive Closing. The representations, warranties and covenants made by each of the parties hereto shall survive the Closing of this Agreement.

               14. Further Assurances. Upon request from time to time, ITX and MetPath shall each execute and deliver all documents, take all rightful oaths, and do all other acts that may be reasonably necessary or desirable, to accomplish the intent and purposes of this Agreement.

               15. Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware.

               16. Non-assignability. Except as expressly provided herein, this Agreement shall not be assigned by either party hereto except by operation of law without the express prior written consents of the other parties hereto, and any attempted assignment shall, without such consents, be null and void. Provided, however, either party may assign its rights to any Affiliate which agrees in writing to be bound by the provisions of this Agreement.

               17. Captions; Exhibits. The captions appearing herein are for the convenience of the parties only, and shall not be con-strued to affect the meaning of the provisions of this Agreement.
All Exhibits referred to herein are annexed hereto and hereby made a part of this Agreement, and any document or matter referenced in any Exhibit shall be deemed referred to in every Exhibit.

               18. Entire Agreement. This Agreement sets forth the entire understanding of the parties hereto and supersedes any prior agreements or understandings with respect to the subject matter of this Agreement and no modifications or amendments to this Agreement shall be binding on the parties unless in a writing by the party or parties to be bound by such modifications or amendment. The representations and warranties contained in this Agreement are in lieu of all other representations and warranties, express or implied, in fact or by law. The parties hereby acknowledge that certain other agreements, including without limitation the Asset Transfer Agreement, the Warrant, and the Shareholders' Agreement are being executed and delivered in connection with this Agreement.

               IN WITNESS WHEREOF, the parties have caused this Agreement to be duly executed as of the date first above written.

                       INTERNATIONAL TECHNOLOGY CORPORATION

                       By:

                       Title:


                       METPATH, INC.

                       By:

                       Title: